Exhibit 4.13

EXECUTION

SUPPLEMENTAL AGREEMENT

Relating to a ZAR5,500,000,000 Revolving Facility Agreement

by

SIBANYE GOLD LIMITED

and

SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED

and

KROONDAL OPERATIONS PROPRIETARY LIMITED

and

WESTERN PLATINUM LIMITED

and

STILLWATER MINING COMPANY

and

NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION)

(as Agent acting on behalf of the Finance Parties)

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	2
2.	AMENDMENT	2
3.	REPRESENTATIONS	2
4.	CONFIRMATION OF GUARANTEES	3
5.	MISCELLANEOUS	3
6.	COUNTERPARTS	3
7.	GOVERNING LAW	4

- i  -

SUPPLEMENTAL AGREEMENT RELATING TO A ZAR 5,500,000,000 REVOLVING FACILITY AGREEMENT

This Agreement is dated     25     November 2019

PARTIES:

This Agreement is made between:

(1)	SIBANYE GOLD LIMITED, a public company incorporated under the laws of South Africa with registration number 2002/031431/06 (Sibanye Gold);

(2)	SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED, a private company incorporated under the laws of South Africa with registration number 2015/305479/07;

(3)	KROONDAL OPERATIONS PROPRIETARY LIMITED, a private company incorporated under the laws of South Africa with registration number 2000/000341/07;

(4)	WESTERN PLATINUM LIMITED, a private company incorporated under the laws of South Africa with registration number 1963/003589/06;

(5)	STILLWATER MINING COMPANY, a company incorporated in the State of Delaware, United States of America, with registration number 2317621; and

(6)	NEDBANK LIMITED (ACTING THROUGH ITS NEDBANK CORPORATE AND INVESTMENT BANKING DIVISION), a registered bank and public company incorporated under the laws of South Africa with registration number 1951/000009/06, as Agent acting on behalf of the Finance Parties (the Agent).

WHEREAS

(A)	This Agreement is supplemental to and amends the ZAR 5,500,000,000 revolving facility agreement originally dated 25 October 2019 between, amongst others, the Parties (the Facility Agreement).

(B)	The Parties have agreed to amend the Facility Agreement on the terms and conditions of this Agreement.

(C)	All Lenders (as defined in the Facility Agreement) have consented to the amendments to the Facility Agreement contemplated by this Agreement. Accordingly, the Agent is authorised to execute this Agreement on behalf of the Finance Parties.

IT IS AGREED AS FOLLOWS:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Words and expressions defined in the Facility Agreement, as amended by this Agreement, shall have the same meanings in this Agreement unless they are otherwise defined herein. In addition, in this Agreement:

1.1.1	Amended Facility Agreement means the Facility Agreement as amended by this Agreement.

1.1.2	Facility Agreement has the meaning given to it in Recital A above.

1.1.3	Party means a party to this Agreement.

1.2	Construction

1.2.1	The provisions of clauses 1.2 (Construction), 1.3 (Currency symbols and definitions), 1.4 (Third party rights) and 46 (Enforcement) of the Facility Agreement, as amended by this Agreement, shall apply to this Agreement as they apply to the Facility Agreement.

2.	AMENDMENT

The Facility Agreement will be amended from the date of this Agreement by amending clause 11.1.2 (Interest Periods) to read as follows: "Subject to this Clause 11, a Borrower (or the Company) may select an Interest Period of one, three or six Months or any other period agreed between the Company, the Agent and all the Lenders."

3.	REPRESENTATIONS

3.1	Representations

The representations and warranties set out in this clause 3 are made by each Obligor to the Agent (on behalf of the Finance Parties). References in this clause to it or its include, unless the context otherwise requires, each Obligor.

3.2	Binding obligations

The obligations expressed to be assumed by it in this Agreement are, subject to the Legal Reservations, legal, valid, binding and enforceable obligations.

3.3	Non-conflict with other obligations

The entry into and performance by it of, and the transactions contemplated by, this Agreement do not and will not conflict with:

3.3.1	any law or regulation applicable to it;

3.3.2	its constitutional documents; or

3.3.3	any material agreement or instrument which is binding on it or any of its assets.

3.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement.

3.5	Validity and admissibility in evidence All Authorisations required:

3.5.1	to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Agreement; and

3.5.2	for the validity or enforceability of this Agreement or to make this Agreement admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

3.6	Facility Agreement

Each Obligor confirms to the Agent that, on the date of this Agreement, the Repeating Representations:

3.6.1	are true; and

3.6.2	would also be true if references to the Facility Agreement are construed as references to the Amended Facility Agreement.

In each case, each Repeating Representation is applied to the facts and circumstances then existing.

4.	CONFIRMATION OF GUARANTEES

Each Guarantor confirms that its guarantee, indemnity and undertaking continues in full force and effect on the terms of the guarantee, indemnity and undertaking contained in Clause 19 (Guarantee and Indemnity) of the Facility Agreement.

5.	MISCELLANEOUS

5.1	Each of this Agreement and the Amended Facility Agreement is a Finance Document.

5.2	Subject to the terms of this Agreement, the Facility Agreement will remain in full force and effect and, from the date of this Agreement, the Facility Agreement and this Agreement will be read and construed as one document.

6.	COUNTERPARTS

This Agreement may be executed in any number of counterparts and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

7.	GOVERNING LAW

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by South African law.

This Agreement has been entered into on the date stated at the beginning of this Agreement.

-Signature Pages to follow-

OBLIGORS

SIGNED at Roodeport on this the 25th day of November 2019

For and on behalf of
SIBANYE GOLD LIMITED

/s/ Charl Keyter
Signatory: Charl Keyter
Capacity: Director
Who warrants his authority hereto

SIGNED at Roodeport on this the 25th day of November 2019

For and on behalf of
STILLWATER MINING COMPANY

/s/ Charl Keyter
Signatory: Charl Keyter
Capacity: Director
Who warrants his authority hereto

SIGNED at Roodeport on this the 25th day of November 2019

For and on behalf of
KROONDAL OPERATIONS PROPRIETARY LIMITED

/s/ Charl Keyter
Signatory: Charl Keyter
Capacity: Director
Who warrants his authority hereto

SIGNED at Roodeport on this the 25th day of November 2019

For and on behalf of
SIBANYE RUSTENBURG PLATINUM MINES PROPRIETARY LIMITED

/s/ Charl Keyter
Signatory: Charl Keyter
Capacity: Director
Who warrants his authority hereto

SIGNED at Roodeport on this the 25th day of November 2019

For and on behalf of
WESTERN PLATINUM LIMITED

/s/ Charl Keyter
Signatory: Charl Keyter
Capacity: Director
Who warrants his authority hereto

Agent

SIGNED at   Sandton       on this the       25th         day of November 2019.

For and on behalf of
NED BANK LIMITED (acting through its Nedbank Corporate and investment Banking Division)

/s/ GL WEBBER
Signatory: GL WEBBER
Capacity: AUTHORIZED SIGNATORY
Who warrants his authority hereto

/s/ F.P. Jansen Van Rensburg
Name: F.P. Jansen Van Rensburg
NED BANK LIMITED
Capacity: AUTHORIZED SIGNATORY
Who warrants his authority hereto